As filed with the Securities and Exchange Commission on August 5, 2016

Registration No. 333-211047

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VTTI Energy Partners LP

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Republic of the Marshall Islands	98-1169680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

25-27 Buckingham Palace Road

London, SW1W 0PP, United Kingdom

+44 20 3772 0100

(Address and telephone number of Registrant’s principal executive offices)

Watson Farley & Williams LLP

250 West 55th Street

New York, New York 10019

(212) 922-2200

(Name, address and telephone number of agent for service)

Copies to:

Sean T. Wheeler

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)(5)
Common units representing limited partner interests	—	—	$500,000,000	$50,350

(1)	There are being registered hereunder such presently indeterminate number of common units representing limited partner interests of VTTI Energy Partners LP, which may be offered and sold, on a primary basis, in such amount as shall result in an aggregate offering price not to exceed $500 million.
(2)	The proposed maximum aggregate offering price of the securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate initial offering price of all securities offered from time to time pursuant to this registration statement exceed $500 million.
(4)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(5)	The registration fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

VTTI Energy Partners LP is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form F-3 (File No. 333-211047) (the “Registration Statement”) as an exhibit-only filing for the sole purpose of providing a revised Exhibit 8.2 and a revised Exhibit 23.1. This Amendment does not amend the prospectus previously filed as part of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, the Exhibit Index and the filed Exhibit 8.2 and Exhibit 23.1. The prospectus previously filed as part of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

VTTI Energy Partners LP is a Marshall Islands limited partnership. Under the Marshall Islands Limited Partnership Act, a partnership agreement may set forth that the partnership shall indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(1) our general partner;

(2) any departing general partner;

(3) any person who is or was an affiliate of our general partner or any departing general partner;

(4) any person who is or was a member, partner, director, officer, fiduciary or trustee of any entity described in (1), (2) or (3) above;

(5) any person who is or was serving as an officer, director, member, partner, fiduciary or trustee of another person at the request of any entity described in (1), (2) or (3) above;

(6) any person designated by the board of directors of our general partner;

(7) the members of the board of directors of our general partner; and

(8) any of our officers.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement. We currently maintain directors’ and officers’ insurance for our directors and officers.

Item 9.	Exhibits

1.1*	—	Form of Underwriting Agreement.

4.1	—	Certificate of Limited Partnership of VTTI Energy Partners LP (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form F-1 (Registration No. 333-196907))

4.2	—	First Amended and Restated Agreement of Limited Partnership of VTTI Energy Partners LP dated as of August 6, 2014 (incorporated by reference to Exhibit 1.2 to the registrant’s Annual Report on Form 20-F filed April 30, 2015).

5.1**	—	Opinion of Watson Farley & Williams LLP, with respect to the legality of the equity securities being registered.

8.1**	—	Opinion of Latham & Watkins LLP, with respect to certain tax matters.

8.2	—	Opinion of Watson Farley & Williams LLP, with respect to certain tax matters.

23.1	—	Consent of Ernst & Young Accountants LLP.

23.2	—	Consent of Watson Farley & Williams LLP (included in Exhibits 5.1 and 8.2).

23.3**	—	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

24.1	—	Power of Attorney (included in signature page to the initial filing of this Registration Statement).

* To be filed by amendment or as an exhibit to a current report on Form 6-K of the registrant that is incorporated by reference into this registration statement.

** Previously filed as an exhibit to our Registration Statement on Form F-3 (File No. 333-211047), filed with the SEC on April 29, 2016.

Item 10.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

(A) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom on the 5th day of August, 2016.

VTTI Energy Partners LP

By:	VTTI Energy Partners GP LLC, its General Partner

By:	/s/ Robert Nijst
Name:	Robert Nijst
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title

/s/ Robert Nijst Robert Nijst	Chief Executive Officer (Principal Executive Officer)

* Robert Abbott	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Christopher Paul Bake	Chairman of the Board of Directors

* Javed Ahmed	Director

* Francis Brenner	Director

* Ian Farmer	Director

* David Fransen	Director

* Paul Govaart	Director

* Thomas Leaver	Director

*By:	/s/ Robert Nijst
Name: Robert Nijst
Title: Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of VTTI Energy Partners LP in the United States, has signed this registration statement in the City of Newark, State of Delaware, on the 5th day of August, 2016.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director Authorized Representative in the United States

INDEX TO EXHIBITS

1.1*	—	Form of Underwriting Agreement.

4.1	—	Certificate of Limited Partnership of VTTI Energy Partners LP (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form F-1 (Registration No. 333-196907))

4.2	—	First Amended and Restated Agreement of Limited Partnership of VTTI Energy Partners LP dated as of August 6, 2014 (incorporated by reference to Exhibit 1.2 to the registrant’s Annual Report on Form 20-F filed April 30, 2015).

5.1**	—	Opinion of Watson Farley & Williams LLP, with respect to the legality of the equity securities being registered.

8.1**	—	Opinion of Latham & Watkins LLP, with respect to certain tax matters.

8.2	—	Opinion of Watson Farley & Williams LLP, with respect to certain tax matters.

23.1	—	Consent of Ernst & Young Accountants LLP.

23.2	—	Consent of Watson Farley & Williams LLP (included in Exhibits 5.1 and 8.2).

23.3**	—	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

24.1	—	Power of Attorney (included in signature page to the initial filing of this Registration Statement).

* To be filed by amendment or as an exhibit to a current report on Form 6-K of the registrant that is incorporated by reference into this registration statement.

** Previously filed as an exhibit to our Registration Statement on Form F-3 (File No. 333-211047), filed with the SEC on April 29, 2016.